Exhibit 21.1


                      Raintree Resorts International, Inc.

                                  Subsidiaries
                          (formed under the laws of the
                    United States unless otherwise indicated)


Canaries Future,  SL+

     CR Resorts Parent Nominee Holding, LLC
     CR Resorts Capital,  S.  de  R.L. de C.V. *
     CR Resorts Holding,  S.  de  R.L. de C.V. *

         Timeshare Nominee Holding, LLC
         CR Resorts Remainder Company,  S.  de R.L.  de C.V. *
         Top Acquisitions Sub,  S.  de  R.L.  de C.V. *

             CR Resorts Cancun,  S.  de  R.L.  de C.V. *
             CR Resorts Cabos,  S.  de R.L.  de C.V. *
             CR Resorts Puerto Vallarta,  S.  de R.L.  de C.V.*
             Desarrollos Turisticos Regina,  S.  de R.L.  de C.V.*

               Corporacion Habitacional Mexicana, S.A.  de C.V.*
               Desarollos Turisticos Integrales Cozumel, S.A. de C.V.* Corporacion Mexitur, S.A. de C.V. *
               Servicios Turistiscos Integrales Cobamex,  S.A.  de C.V. *
               Club Regina,  S.A.  de C.V. *
               CR Resorts Cancun Timeshare Trust Co., S. de R.L. de C.V. * CR Resorts Cabos Timeshare Trust Co., S. de R.L. de C.V. *
               CR Resorts Puerto Vallarta Timeshare Co.,  S. de R.L.  de C.V. *

Raintree Resorts International Canada Ltd.  **

         Northface Realty Co. Ltd. **
         Whiski Jack Resorts Ltd. **
                Whistler Rental Accommodation Center Ltd. **

Raintree Resorts Canada, L.L.C.

         Raintree Resorts Holding ULC **

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+     Formed under the laws of Spain.
*     Formed under the laws of the United Mexican States
**    Formed under the laws of Canada